                                                                    EXHIBIT 3.3


Number *0*                                                           Shares *0*

 ARI See Reverse for Important Notice on Transfer Restrictions and other Information

                   THIS CERTIFICATE IS TRANSFERABLE            CUSIP 039793 10 4
                   IN THE CITIES OF _______________

                      ARDEN REALTY GROUP, INC.

             a Corporation Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT **Specimen**

is the owner of **Zero (0)**

fully paid and nonassessable shares of Common Stock, $.01 par value per share, of

                       ARDEN REALTY GROUP, INC.

(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED ______________________

Countersigned and Registered:

                     Transfer Agent                       ________________(SEAL)
                     and Registrar                        President

By:_______________________________                        ______________________
   Authorized Signature                                   Secretary

     The Corporation is authorized to issue two classes of capital stock which are designated as Common Shares and Preferred Shares. The Board of Directors is authorized to determine the preferences, limitations and relative rights of the Preferred Shares before the issuance of any Preferred Shares. The Corporation will furnish, without charge, to any shareholder making a written request therefor, a copy of the Corporation's Charter and a written statement of the designations, relative rights, preferences and limitations applicable to each such class of stock. Requests for such written statement may be directed to Victor J. Coleman, the President of the Company, at the Company's principal office.

     The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially Own in excess of 9.0% of the outstanding Common Shares of the Corporation (by value or by number of shares, whichever is more restrictive); (ii) no Person may Constructively Own in excess of 9.8% of the outstanding Common Shares of the Corporation (by value or by number of shares, whichever is more restrictive; (iii) no Person may Beneficially or Constructively Own Common Shares that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer Common Shares if such Transfer would result in the capital stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Common Shares which causes or will cause a Person to Beneficially or Constructively Own Common Shares in excess of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the Common Shares represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void AD INITIO. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Common Shares on request and without charge. Requests for such a copy may be directed to Victor
     J. Coleman, the President of the Company, at the Company's principal office.

           KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
        OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
             CONDITION OF THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
                       _________________________________

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT ______________ Custodian ___________
TEN ENT - as tenants by the entireties                             (Custodian)            (Minor)
JT TEN  - as joint tenants with right                              under Uniform Gifts to Minors Act of
          of survivorship and not as tenants                       __________________________________
          in common                                                (State)

         Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ______________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE __________
________________________________________________________________________________
(Please Print or Typewrite Name and Address, Including Zip Code of Assignee) _____________________ (_______________) shares of Common Stock of the
Corporation represented by this Certificate shares of Common Stock on the books of the Corporation, with full power of substitution in the premises.

Dated___________________          _____________________________________________
                                  NOTICE: The Signature To This Assignment Must
                                  Correspond With The Name As Written Upon The
                                  Face Of The Certificate In Every Particular,
                                  Without Alteration Or Enlargement Or Any
                                  Change Whatever.